Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrant's portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Gov't. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000's omitted)

BARCLAYS CAPITAL INC.                       05-0346412    2,060,496,707
DEUTSCHE BANK                               13-2730828    1,725,572,529
BANK OF AMERICA SECURITIES LLC              56-2058405    1,446,723,917
CITIGROUP GLOBAL MARKETS INC.               13-3214963      488,725,422
GOLDMAN SACHS & CO.                         13-5108880          602,724
JPMORGAN CHASE & CO.                        13-3224016    1,117,728,685
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166    1,100,937,024
MORGAN STANLEY & CO.                        13-2665598      768,442,688
CREDIT SUISSE FIRST BOSTON                  13-5659485      709,477,686
MERRILL LYNCH PIERCE FENNER & SMITH INC.    13-5674085      531,291,769


                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000's omitted)

BARCLAYS CAPITAL INC.                       05-0346412       53,392,910
DEUTSCHE BANK                               13-2730828       35,269,259
BANK OF AMERICA SECURITIES LLC              56-2058405       55,407,347
CITIGROUP GLOBAL MARKETS INC.               13-3214963       55,430,503
GOLDMAN SACHS & CO.                         13-5108880          520,347
JPMORGAN CHASE & CO.                        13-3224016       48,844,431
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166       28,920,716
MORGAN STANLEY & CO.                        13-2665598       21,268,345
CREDIT SUISSE FIRST BOSTON                  13-5659485       25,054,805
MERRILL LYNCH PIERCE FENNER & SMITH INC.    13-5674085       12,732,695


23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000's omitted) C. Total Purchases: 11,868,800,550 D. Total Sales: 546,756,466

                               SCREEN NUMBER : 12